EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT ("Agreement") made as of the 1st day of December, 1997 by and between Logic Laboratories, Inc., a Delaware corporation (the "Company"), and Robert Smallwood (the "Employee").

      WHEREAS, the Company believes it is in the Company's best interest to employ the Employee as its Vice President in charge of Lighting Technologies Research and Development and Employee desires to be employed by the Company in such capacity; and

      WHEREAS, the Company and Employee desire to set forth the terms and conditions on which Employee shall be employed by and provide his services to the Company;

      NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto do hereby agree as follows:

      1. Employment. The Company hereby employs Employee as its Vice President in charge of Lighting Technologies Research and Development and the Employee hereby accepts such employment, all upon the terms and conditions hereinafter set forth. The Company agrees that Employee may perform the services hereunder from his home in Leesburg, Virginia and that he will not be required nor requested to work in any other location; provided, however, that Employee shall, at the reasonable request of the Company, travel for the benefit of the Company.

      2. Term. Unless sooner terminated pursuant to the provisions of this Agreement, the term of employment under this Agreement shall be for a period commencing on the date first set forth above and shall continue for a period of Five (5) years thereafter (the "Employment Period"). Employee has the option, in his sole and absolute discretion, to extend the Employment Period for one additional Five (5) year term (the "Option Term"). Such option shall be deemed automatically

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exercised unless Employee provides written notice to the Company of his intent not to exercise the option, such notice to be given 90 days prior to the initial Five (5) year term.

      3. Compensation.

      (a) Salary. Employee shall be entitled to receive an annual salary during the Employment Period of not less than One Hundred Twenty Thousand Dollars ($120,000.00). Such salary shall be payable in accordance with the normal payroll policies of the Company and shall be subject to all appropriate withholding taxes. Notwithstanding the foregoing, in the event that the President of the Company receives salary increases during the term hereof attributable to the performance of the Company, Employee shall be entitled to periodic salary increases based upon the market value of services provided and subject to the approval of the Board of Directors of the Company.

      (b) Stock Options. The Company does not currently have a stock option plan in place. In the event the Company does implement a stock option plan in the future, Employee shall be entitled to participate in such plan in a manner consistent with that of other executive-level employees of the Company.

      (c) Bonus. Employee may be entitled to a bonus (the "Bonus") while on full-time employment with the Company. The Bonus, if any, shall be at the discretion of the Company's Board of Directors.

      (d) Company Vehicle. Employee shall be entitled to a Company-leased vehicle, which shall be comparable to the Lincoln Navigator that is currently being provided by the Company to Employee.

      4. Vacation. Employee shall be entitled up to Four (4) weeks of paid vacation annually.


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      5. Other Benefits. Employee agrees that the compensation set forth in
Section 3 hereof, and the vacation time specified in Section 4 hereof, are the sole and exclusive compensation of the Employee for his duties hereunder; provided, however, that Employee shall be entitled to participate in and receive all benefits under any welfare benefit plan or program, including, without limitation group medical and dental insurance for himself and his dependents, and all employee benefits, including without limitation, hospital, medical, health and disability insurance and/or any retirement savings plan or program provided at any time by the Company to any of its executive-level employees. The benefits offered by the Company are subject to change from time to time as determined in the sole and absolute discretion of the Board of Directors of the Company.

      6. Business Expenses and Reimbursements.

      (a) Employee shall be entitled to reimbursement by the Company for all ordinary and necessary business expenses incurred by Employee in the performance of his duties, which types of expenditures in excess of Three Thousand Dollars ($3,000.00) in the aggregate shall be approved, in writing in advance by the President of the Company, or its Board of Directors, provided that:

            (i) Each such expenditure is of a nature qualifying it as a proper deduction on the Federal and State income tax returns of the Company as a business expense and not as deductible compensation to the Employee; and

            (ii) Employee furnishes the Company with the supporting statements, bills or receipts evidencing the expenses for which Employee seeks reimbursement and any such other related information or materials as the Company may reasonably require.

      (b) Employee agrees that, if at any time, any payment made to the Employee by the Company, whether for salary or as a business expense reimbursement, shall be disallowed in whole


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or in part as a deductible expense to Company by the appropriate taxing authorities, Employee shall reimburse the Company to the full extent of such disallowance, including penalties and interest, if any.

      7. Duties. During the Employment Period:

            (a) Employee shall report directly to the President and Chief Executive Officer of the Company and shall furnish all manner of services in connection with his position and duties as Vice President in charge of Lighting Technologies Research and Development of the Company. Employee shall perform the duties customarily associated with such positions and such other duties as may, from time to time, be assigned to him.

            (b) Employee shall devote full time, energy and skill to the service of the Company and the promotion of its interests, and shall use his best efforts in the performance of his services hereunder. The parties agree that Employee may not, during the Employment Period, be engaged in any other business activity whether or not such activity is pursued for gain, profit, or other pecuniary advantage; provided, however, Employee may invest his personal assets in non-competitive and non-related businesses where the form or manner of such investment will not require any substantial devotion of time or attention.

      8. Death or Incapacity. In the event of the death or incapacity ("incapacity" being defined as the involuntary failure of Employee to devote full time to the service of the Company for a period of Sixty (60) consecutive days), during the Employment Period, or longer period as determined in the sole discretion of the Board of Directors, the Employee's employment hereunder shall terminate immediately upon such death or determination of incapacity. The Company shall pay to the Employee or Employee's estate all amounts owed to the Employee hereunder which have accrued


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until the date of death or determination of incapacity, including without limitation, the salary and vested stock options due under Section 3, and shall continue to pay to Employee or Employee's estate the amount of salary payable to Employee pursuant to Section 3(a) hereof immediately prior to the date of such death or determination of incapacity for a period of One Hundred Eighty (180) days subsequent to the date of death or determination of incapacity. Such amounts shall be payable at such times and in the manner set forth in Section 3 herein.

      9. Termination By Company. The Employee may be terminated by the Company only for cause, "cause" being defined as adjudicated criminal misconduct, gross negligence, malfeasance or material breach of this Agreement by Employee. In the event Employee is terminated for cause, the Company shall be obligated to pay to Employee the salary and vested stock options accrued through the date of termination. In the event the Company terminates Employee without cause, the Company shall endeavor to provide advance notice of such termination to Employee and, in addition to any other rights and remedies the Employee may have, the Company shall continue to pay the Employee the salary specified under Section 3(a), in the same manner and at the same times required under such section, until the expiration of the Employment Period, including the Option Term, provided, however, that in the event that during the Employment Period Employee directly or indirectly, as owner, partner, joint venturer, lender, employee, agent, corporate officer, principal, licensor, shareholder or in any other capacity whatsoever, engages in or makes preparation to engage in or becomes interested in or has any connection with any business competitive with the business of the Company or any of its affiliates, subsidiaries or successors as is conducted at the time of termination of Employee, then the Company shall have no further obligation to Employee, including, without


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limitation, the payment obligations set forth in Paragraphs 3, 4, 5, and 7, nor shall Employee have any right to the Option Term.

      10. Confidentiality. In the course of his employment, the Company may disclose or make known to the Employee, and the Employee may be given access to or may become acquainted with, certain information, trade secrets, customers, policies, and other information and know-how, all relating to or useful in the Company's business (collectively "Information"), and which the Company considers proprietary and desires to maintain confidential regardless of whether a patent or copyright may be obtained for the Information.

      During the Employment Period and at all times thereafter, the Employee shall not in any manner, either directly or indirectly, divulge, disclose or communicate to any person or firm, except to or for the Company's benefit as directed by the Company any of the Information which he may have acquired in the course of or as an incident to his employment by the Company, the parties agreeing that such Information affects the successful and effective conduct of the Company's business and its goodwill, and that any breach of the terms of this Section is a material breach of this Agreement and shall serve as "cause" for termination.

      11. Restrictive Covenants. The Employee acknowledges that the Information is unique in character and is of particular significance to the Company and that the Company is in a competitive business. Therefore, during the Employment Period and for a period of Five (5) years thereafter, Employee shall not directly or indirectly, as owner, partner, joint venturer, lender, employee, broker, agent, corporate officer, principal, licensor, member, shareholder or in any other capacity whatsoever, engage in or make preparation to engage or become interested in or have any connection with any business competitive with the business of the Company, or any of its subsidiaries, affiliates


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or successors, if any as are conducted during said period (hereinafter a
"Competitive Business") nor shall the Employee solicit any other employee of the Company for the purpose of hiring or engaging such other employee in connection with any business of which Employee is an owner, partner, joint venturer, vender, employee, broker, agent, officer, principal, licensor or shareholder. If, in any legal proceedings, a court or arbitration board shall refuse to enforce the covenants included in this Section, then such unenforceable covenants shall be amended by such court or arbitration board to relate to such lesser period or geographical area as shall be enforceable. Employee hereby acknowledges that the restrictions on his activity as contained in this Agreement are required for the reasonable protection of the Company and its subsidiaries, affiliates and successors, if any. Employee hereby agrees that in the event of the violation by him of any of the provisions of this Agreement, the Company and its subsidiaries, affiliates and successors, if any, will be entitled if any so elects, to institute and prosecute proceedings at law or in equity to obtain damages with respect to such violation or to enforce the specific performance of this Agreement by Employee or to enjoin Employee from engaging in any activity in violation hereof. In the event Company or its subsidiaries, affiliates or successors, if any, is determined to be the prevailing party in any legal action or other proceeding for the enforcement of this Section 11, the time for calculating the term of the covenants in this
Section 11 shall not include the period of time commencing with the filing of legal action or other proceeding to enforce the terms hereof through the date of final judgment or final resolution, including all appeals, if any, of such legal action or other proceeding. Notwithstanding the foregoing, in the event that Employee is terminated without cause, the restrictive covenants set forth in this Paragraph 11 shall be of no force or effect.


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      12. Entire Agreement. This Agreement represents the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and between such parties.

      13. Amendments. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

      14. Binding Effect. All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns.

      15. Severability. If any part of this Agreement or any other Agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible.

      16. Waivers. The failure or delay of the Company or the Employee at any time to require performance by the other party, as applicable, of any provision of this Agreement, shall not affect the right of the Company or the Employee, as applicable, to require performance of that provision or to exercise any right, power or remedy hereunder, and any waiver by the Company or the Employee, as applicable, of any breach of any provision of this Agreement should not be construed as a waiver or any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on


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the Employee or the Company, as applicable, in any case shall, of itself, entitle such party to any other or future notice or demand in similar or other circumstances.

      17. Notices. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including facsimile) and shall be (as elected by the person giving such notice) by hand delivery by messenger or courier service, facsimile, or United States Postal Service (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

If to Company:         Logic Laboratories, Inc.
                       12 Executive Drive
                       Hudson, NH 03051
                       Attention: Mr. William Mosconi, President tel. 603-598-4700
                       fax. 603-598-8814

With a copy to:        Lev, Berlin & Dale, P.C.
                       535 Connecticut Avenue
                       Norwalk, Connecticut 06854
                       Attention: Eric J. Dale, Esq.
                       tel. 203-838-8500
                       fax. 203-854-1652

If to Employee:        Mr. Robert Smallwood
                       751 Miller Drive, S.E.
                       Leesburg, Virginia 22075
                       tel. 703-779-8144
                       fax. 703-777-5964

With a copy to:        Odin, Feldman & Pittleman, P.C.
                       9302 Lee Highway, Suite 1100
                       Fairfax, VA 22031
                       Attention: F. Douglas Ross, Esq.
                       tel. 703-218-2127
                       fax. 703-218-2160


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Each such notice, request, consent and other communication shall be deemed delivered (a) on the date delivered if by personal delivery, (b) on the date of telecopy transmission if confirmed by telephone, and (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

      18. Governing Law. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the Commonwealth of Virginia without regard to principles of conflicts of laws. The parties hereto consent to jurisdiction of any dispute relating to or arising out of this Agreement or the interpretation hereof to the Courts of the State of New York in Manhattan and the United States District Court for the Southern District of New York.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            LOGIC LABORATORIES, INC.


/s/ Robert Smallwood                        By: /s/ William Mosconi
--------------------                            ------------------------
Robert Smallwood                                William Mosconi
                                                Its President
                                                Hereunto Duly Authorized


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